Exhibit 99.(a)(1)(v)

September 30, 2005
Special Situations Fund III, L.P.	Third Quarter Report

SPECIAL SITUATIONS FUND III, L.P.

INDEX TO THIRD QUARTER REPORT

SEPTEMBER 30, 2005
_________________________________________________________________________________

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

STATEMENT OF FINANCIAL CONDITION

SEPTEMBER 30, 2005

ASSETS

Investments, at fair value (cost $364,097,237)	$484,315,434
Cash and cash equivalents	54,912,344
Receivable for investments sold	17,634,881
Other assets	255,677

Total Assets	$557,118,336

LIABILITIES AND PARTNERS' CAPITAL

Liabilities

Securities sold short, at fair value (proceeds $560,932)	$519,633
Payable for investments purchased	5,475,287
Administrator's fee payable	1,003,954
Consulting fee payable	181,423
Accrued expenses	326,545

Total Liabilities	7,506,842

Partners' Capital

Limited Partners	509,661,592
Corporate General Partner	35,484,605
Individual General Partners	4,465,297

Total Partners' Capital	549,611,494

Total Liabilities and Partners' Capital	$557,118,336

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks	Fair Value

	Aerospace 0.20%
971,600	SPACEHAB, Incorporated (a)	$1,117,340

	Automotive Components 2.44%
1,448,909	Amerigon Incorporated (a)	8,476,118
322,300	Rush Enterprises, Inc. - Class A	4,924,744
		13,400,862

	Biotechnology 1.54%
1,915,275	Ciphergen Biosystems, Inc.	3,543,259
967,742	Medivation, Inc. (Restricted)	1,500,000
415,600	Metabasis Therapeutics, Inc.	2,422,948
2,036,195	Xcyte Therapies, Inc. (a)	977,373
		8,443,580

	Biotechnology - Drug Delivery 0.63%
1,439,592	Aradigm Corporation	1,540,363
296,817	DepoMed, Inc.	1,923,374
		3,463,737

	Building Materials 0.30%
123,222	L.B. Foster Company	1,632,691

	Business Services 0.18%
268,550	Intraware, Inc.	993,637

	Communication Equipment - Software 3.80%
2,238,077	Artisoft, Inc. (a)	3,088,546
4,098,966	Artisoft, Inc. (Restricted) (a)	4,667,083
37,378	Avid Technology, Inc.	1,547,449
3,511,499	ION Networks, Inc. (a)	491,609
758,524	MetaSolv, Inc.	2,480,373
635,223	PC-Tel, Inc.	5,971,096
1,926,881	Visual Networks, Inc. (a)	2,639,827
		20,885,983

	Communication Products - Equipment 3.30%
461,128	Centillium Communications, Inc.	1,738,453
2,047,483	NMS Communications Corporation	7,575,687
253,400	RADVision, Ltd. (Israel)	3,463,978
162,750	Telular Corporation	637,980
1,472,518	Tut Systems, Inc.	4,741,508
		18,157,606

	Computer Equipment 1.36%
362,500	Optimal Group, Inc. (Canada)	7,496,500

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks (Continued)	Fair Value

	Computer Peripherals 0.66%
248,305	Immersion Corporation	$1,740,618
120,000	Printronix, Inc.	1,878,000
		3,618,618

	Computer Services - Software 9.78%
221,331	Aptimus, Inc.	3,087,567
1,977,456	ClickSoftware Technologies, Ltd. (Israel) (a)	3,223,253
416,747	CryptoLogic, Inc. (Canada)	7,318,077
1,573,957	Net Perceptions, Inc. (a)	1,196,207
178,255	Nuance Communications, Inc.	950,099
1,114,903	ONYX Software Corporation (a)	4,013,651
434,227	Palm Source, Inc.	7,837,797
652,900	Phoenix Technologies, Ltd.	4,916,337
1,251,365	Primal Solutions, Inc.	312,841
1,711,802	Quovadx, Inc.	5,186,760
249,384	Stellent, Inc.	2,137,221
979,642	SumTotal Systems, Inc.	4,770,856
767,850	SupportSoft, Inc.	3,869,964
2,738,150	Unify Corporation (a)	1,013,115
187,580	Witness Systems, Inc.	3,918,546
		53,752,291

	Computer Systems 2.63%
934,674	Adept Technology, Inc. (a)	7,524,126
388,100	Performance Technologies, Incorporated	2,774,915
650,553	SeaChange International, Inc.	4,137,517
		14,436,558

	Consumer Services 1.75%
500,000	Kenexa Corporation	6,260,000
581,818	OneTravel Holdings, Inc. (a)	3,374,544
		9,634,544

	Data Security 0.71%
700,401	Entrust, Inc.	3,922,246

	Electronic Components 2.28%
726,458	American Technology Corporation	3,704,936
298,700	Frequency Electronics, Inc.	3,255,830
2,564,502	Tvia, Inc. (a)	5,564,969
		12,525,735

	Electronic Equipment 0.87%
1,782,205	Iteris Holdings, Inc. (a)	4,794,131

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks (Continued)	Fair Value

	Electronic Instruments 1.14%
120,000	Axsys Technologies, Inc.	$2,353,200
296,735	Image Sensing Systems, Inc. (a)	3,275,954
133,998	Metretek Technologies, Inc.	629,790
		6,258,944

	Electronic Semiconductor 1.57%
538,200	Kopin Corporation	3,740,490
1,263,200	PSi Technologies Holdings, Inc. (Philippines) (a)	1,250,568
581,062	Parkervision, Inc.	3,654,880
		8,645,938

	Energy - Oil & Gas 0.83%
19,300	Core Laboratories, N.V. (Netherlands)	622,618
250,000	Willbros Group, Inc. (Panama)	3,962,500
		4,585,118

	Energy - Technology 2.35%
839,836	Catalytica Energy Systems, Inc.	1,175,770
632,227	Hoku Scientific, Inc.	6,764,829
1,203,715	Quantum Fuel Systems Technologies Worldwide, Inc.	4,935,232
		12,875,831

	Entertainment 1.16%
379,500	DTS, Inc.	6,390,780

	Gold Mining 0.57%
2,550,300	MK Resources Company (a)	3,136,869

	Healthcare Services 1.34%
66,218	IntegraMed America, Inc.	793,954
359,766	U.S. Physical Therapy, Inc.	6,533,350
		7,327,304

	Healthcare - Specialized Products & Services 1.30%
210,000	American Dental Partners, Inc.	7,123,200

	Housing - Construction 0.71%
160,527	Modtech Holdings, Inc.	1,560,322
412,086	U.S. Home Systems, Inc.	2,348,890
		3,909,212

	Household Furniture - Appliances 0.27%
2,612,500	Chitaly Holdings Limited (Hong Kong)	1,489,125

	Insurance 0.00%
200	Renaissance Acceptance Group, Inc.	-

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks (Continued)	Fair Value

	Information Services 0.69%
774,748	EDGAR Online, Inc. (a)	$1,851,648
1,658,882	FIND/SVP, Inc. (a)	1,924,303
		3,775,951

	Internet Commerce 0.72%
914,800	Corillian Corporation	2,927,360
173,425	Youbet.com, Inc.	993,725
		3,921,085

	Medical Devices & Equipment 10.89%
1,081,814	ATS Medical, Inc.	4,002,712
332,738	Applied Imaging Corporation (a)	445,037
121,247	Given Imaging, Ltd. (Israel)	2,928,115
297,231	Laserscope, Inc.	8,375,969
2,278,848	Micro Therapeutics, Inc. (a)	12,738,766
495,070	Natus Medical Incorporated	6,025,002
864,489	Orthovita, Inc.	3,700,013
1,296,978	Precision Optics Corporation, Inc. (a)	635,519
508,924	Quidel Corporation	4,814,421
377,784	Regeneration Technologies, Inc.	3,086,495
480,000	Regeneration Technologies, Inc. (Restricted)	3,921,600
594,310	Sonic Innovations, Inc.	2,629,227
6,278,932	World Heart Corporation (Canada) (a)	6,467,300
		59,770,176

	Medical - Drugs 0.83%
800,000	Advanced Life Sciences Holdings, Inc.	3,976,000
243,054	Corgentech, Inc.	573,607
		4,549,607

	Medical Instruments 0.40%
344,827	Caprius, Inc. (a)	827,585
74,124	NuVasive, Inc.	1,389,084
		2,216,669

	Online Services 3.47%
1,717,050	The Knot, Inc. (a)	19,042,084

	Paper - Packaging 0.00%
593,749	Chase Packaging Corporation	-

	Pharmaceutical Products 1.18%
253,267	Axcan Pharma, Inc. (Canada)	3,272,209
383,864	Indevus Pharmaceuticals, Inc.	1,105,528
500,000	Isis Pharmaceutical, Inc. (Restricted)	2,125,000
		6,502,737

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks (Continued)	Fair Value

	Restaurant 1.26%
712,998	Buca, Inc.	$4,327,898
651,499	Monterey Gourmet Foods, Inc.	2,612,511
		6,940,409

	Retail 5.50%
173,303	1-800 CONTACTS, INC.	3,249,431
453,000	Bakers Footwear Group, Inc. (a)	6,795,000
639,041	EZCORP, Inc. (a)	10,262,998
453,045	Gaiam, Inc.	4,675,424
227,250	Gander Mountain Company	2,042,977
542,152	Odimo Incorporated	802,331
418,309	PC Mall, Inc.	2,392,727
		30,220,888

	Semiconductor 0.06%
65,899	CEVA, Inc.	341,357

	Semiconductor Equipment 3.39%
504,400	HI/FN, Inc.	2,799,420
282,012	Nanometrics Incorporated	3,299,540
1,303,516	Nova Measuring Instruments, Ltd. (Israel) (a)	2,867,735
1,495,200	Tegal Corporation (a)	986,832
6,720,185	Tegal Corporation (Restricted) (a)	4,368,120
1,400,209	Trikon Technologies, Inc. (Great Britain) (a)	2,380,355
325,263	Ultra Clean Holdings, Inc.	1,945,073
		18,647,075

	Services 1.41%
539,385	Collectors Universe, Inc. (a)	6,850,189
108,676	OPNET Technologies, Inc.	915,052
		7,765,241

	Technology - Miscellaneous 2.36%
813,100	IPASS, Inc.	4,374,478
1,083,044	Intermap Technologies Corp. (Canada)	5,312,656
918,855	Kintera, Inc.	2,802,508
577,829	Supercom, Ltd.	502,711
		12,992,353

	Telecom Equipment 1.26%
671,838	COMARCO, Inc. (a)	5,509,072
999,954	Peco II, Inc.	1,439,934
		6,949,006

	Telecom Services 1.73%
468,600	Spectralink Corporation	5,974,650
534,617	WPCS International Incorporated (a)	3,533,818
		9,508,468

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Shares	Common Stocks (Continued)	Fair Value

	Telecommunications 0.83%
634,312	Arbinet-thexchange, Inc.	$4,567,046

	Therapeutics 2.32%
457,205	Critical Therapeutics, Inc.	4,306,871
245,408	Dyax Corp.	1,371,830
1,684,211	Memory Pharmaceuticals Corp. (Restricted) (a)	3,200,001
431,507	Pharmacyclics, Inc.	3,892,193
		12,770,895

	Transportation 0.99%
339,200	Excel Maritime Carriers, Ltd. (Bermuda)	5,447,552
2,500	Velocity Express Corporation	8,125
		5,455,677

	Total Common Stocks 82.95%	455,955,104

Shares	Preferred Stocks	Fair Value

	Data Security 0.58%
1,250,000	Verdasys, Inc. Series B convertible (Restricted)	$3,160,000

	Transportation 0.18%
304,682	Velocity Express Corporation 6% convertible	990,216

	Total Preferred Stocks 0.76%	4,150,216

Principal Amount	Corporate Bonds	Fair Value

	Communications Equipment - Software 0.76%
$4,195,151	Visual Networks, Inc. 5% convertible, due 12/31/07 (Restricted) (a)	$4,195,151

	Computer Peripherals 0.69%
3,800,000	Immersion Corporation 5% convertible, due 12/23/09	3,800,000

	Computer Services - Software 0.46%
2,500,000	LocatePlus Holding Corporation 3% convertible, due 11/5/05 (Restricted)	2,500,000
€ 2,100,000	Titus Interactive 2%, due 7/1/05 (France)	-
		2,500,000

	Computer Systems 0.75%
$1,875,000	3D Systems Corporation 6% convertible, due 11/30/13	4,094,437

	Consumer Products 0.27%
1,500,000	Rockford Corporation 4.5% convertible, due 6/11/09	1,500,000

	Total Corporate Bonds 2.93%	16,089,588

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Warrants	Warrants	Fair Value

	Biotechnology 0.02%
413,400	Alliance Pharmaceutical Corp. 10/30/06	$4,134
43,000	Discovery Laboratories, Inc. 9/19/10	58,480
4,819	Dov Pharmaceutical, Inc. 6/2/09	39,949
		102,563

	Biotechnology - Drug Delivery 0.18%
398,733	Aradigm Corporation 3/10/07	47,848
208,333	Aradigm Corporation 11/10/07	6,249
210,648	DepoMed, Inc. 4/21/08	950,022
		1,004,119

	Communication Equipment - Software 0.03%
1,140,000	Artisoft, Inc. 9/30/06 (a)	68,400
118,161	Artisoft, Inc. 9/28/15 (Restricted) (a)	-
44,842	Artisoft, Inc. 12/16/08 (Restricted) (a)	-
586,600	ION Networks, Inc. 2/14/07 (a)	11,732
1,147,058	ION Networks, Inc. 3/31/10 (a)	68,823
		148,955

	Communication Products - Equipment 0.07%
57,861	Superconductor Technologies, Inc. 3/10/07	578
427,500	Superconductor Technologies, Inc. 9/26/07	8,550
736,259	Tut Systems, Inc. 7/22/10	390,217
		399,345

	Computer Peripherals 0.02%
81,121	Immersion Corporation 12/23/09	95,723

	Computer Services - Software 0.02%
862,500	Interplay Entertainment Corp. 3/29/06	-
10,000,000	LocatePlus Holding Corporation 7/8/10 (Restricted)	-
929,560	Unify Corporation 4/26/09 (a)	74,365
		74,365

	Computer Systems 0.17%
1,666,700	Adept Technology, Inc. 11/18/08 (a)	916,685

	Consumer Products 0.02%
70,889	Rockford Corporation 6/11/09	122,638

	Consumer Services 0.08%
2,327,272	OneTravel Holdings, Inc. 4/14/10 (a)	442,182

	Electronic Components 0.04%
216,176	American Technology Corporation 1/18/06	17,294
179,303	American Technology Corporation 7/18/09	195,440
		212,734

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Warrants	Warrants (Continued)	Fair Value

	Electronic Equipment 0.15%
708,350	Iteris Holdings, Inc. B 8/16/07 (a)	$835,853

	Electronic Semiconductor 0.02%
80,000	Parkervision, Inc. 3/10/10	129,600

	Energy - Technology 0.00%
132,667	Arotech Corporation 6/30/08	9,287
58,075	Arotech Corporation 12/31/08	2,904
		12,191

	Information Services 0.02%
150,000	EDGAR Online, Inc. 1/8/06 (a)	9,000
600,000	FIND/SVP, Inc. 5/10/09 (a)	114,000
		123,000

	Medical Devices & Equipment 0.03%
268,600	Applied Imaging Corporation 7/29/06 (a)	-
114,286	Orthovita, Inc. 6/26/08	93,714
47,476	SpectRx, Inc. 6/13/06	-
6,653,226	World Heart Corporation 9/22/08 (Canada) (a)	66,532
		160,246

	Medical Information Systems 0.00%
2,200,000	LifeRate Systems, Inc. 11/14/07 (a)	-

	Medical Instruments 0.01%
2,758,620	Caprius, Inc. 2/15/10 (a)	62,069

	Pharmaceutical Products 0.00%
125,000	Isis Pharmaceuticals, Inc. 8/23/10 (Restricted)	-

	Semiconductor Equipment 0.02%
747,600	Tegal Corporation 7/14/10 (a)	74,760
3,360,092	Tegal Corporation 9/19/10 (Restricted) (a)	-
206,250	Trikon Technologies, Inc. 10/22/07 (Great Britain) (a)	14,437
		89,197

	Technology - Miscellaneous 0.19%
934,544	Intermap Technologies Corp. 3/17/08 (Canada)	1,028,002

	Telecom Services 0.24%
150,780	GoAmerica, Inc. 12/19/08	1,507
8,750,000	WPCS International Incorporated 11/17/09 (a)	1,312,500
		1,314,007

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Warrants	Warrants (Continued)	Fair Value

	Telecommunications 0.00%
79,800	Q Comm International, Inc. 6/24/08	$18,354

	Therapeutics 0.15%
159,672	Critical Therapeutics, Inc. 6/6/10	828,698
589,473	Memory Pharmaceuticals Corp. 9/22/10 (Restricted) (a)	-
		828,698

	Total Warrants 1.48%	8,120,526

	TOTAL INVESTMENTS 88.12%	$484,315,434

Shares	Securities Sold Short	Fair Value

	Specialized Services 0.09%
67,310	Flow International Corporation	$519,633

	TOTAL SECURITIES SOLD SHORT 0.09%	$519,633

	(a) Affiliated issuer under the Investment Company Act of 1940, inasmuch
	as the Fund owns more than 5% of the voting securities of the issuer.

	All percentages are relative to Partners' Capital.

	All securities are non-income producing except for 3D Systems Corporation,
	Chitaly Holdings Limited, CryptoLogic, Inc., Frequency Electronics, Inc.,
	Immersion Corporation, Printronix, Inc., Rockford Corporation, Spectralink
	Corporation and Velocity Express Corporation.

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Industry Concentration	Total	% of Partners' Capital

Aerospace	$1,117,340	0.20
Automotive Components	13,400,862	2.44
Biotechnology	8,546,143	1.55
Biotechnology - Drug Delivery	4,467,856	0.81
Building Materials	1,632,691	0.30
Business Services	993,637	0.18
Communication Equipment - Software	25,230,089	4.59
Communication Products - Equipment	18,556,951	3.38
Computer Equipment	7,496,500	1.36
Computer Peripherals	7,514,341	1.37
Computer Services - Software	56,326,656	10.25
Computer Systems	19,447,680	3.54
Consumer Products	1,622,638	0.30
Consumer Services	10,076,726	1.83
Data Security	7,082,246	1.29
Electronic Components	12,738,469	2.32
Electronic Equipment	5,629,984	1.02
Electronic Instruments	6,258,944	1.14
Electronic Semiconductor	8,775,538	1.60
Energy - Oil and Gas	4,585,118	0.83
Energy - Technology	12,888,022	2.35
Entertainment	6,390,780	1.16
Gold Mining	3,136,869	0.57
Healthcare Services	7,327,304	1.34
Healthcare - Specialized Products & Services	7,123,200	1.30
Housing - Construction	3,909,212	0.71
Household Furniture - Appliances	1,489,125	0.27
Insurance	-	0.00
Information Services	3,898,951	0.71
Internet Commerce	3,921,085	0.72
Medical Devices & Equipment	59,930,422	10.91
Medical - Drugs	4,549,607	0.83
Medical Information Systems	-	0.00
Medical Instruments	2,278,738	0.41
Online Services	19,042,084	3.47
Paper - Packaging	-	0.00
Pharmaceutical Products	6,502,737	1.18
Restaurant	6,940,409	1.26

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

PORTFOLIO OF INVESTMENTS

SEPTEMBER 30, 2005

Industry Concentration (Continued)	Total	% of Partners' Capital

Retail	$30,220,888	5.50
Semiconductor	341,357	0.06
Semiconductor Equipment	18,736,272	3.41
Services	7,765,241	1.41
Specialized Services	(519,633)	(0.09)
Technology - Miscellaneous	14,020,355	2.55
Telecom Equipment	6,949,006	1.26
Telecom Services	10,822,475	1.97
Telecommunications	4,585,400	0.83
Therapeutics	13,599,593	2.47
Transportation	6,445,893	1.17

TOTAL PORTFOLIO	$483,795,801	88.03%

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain on investments	$54,368,326
Net change in unrealized appreciation	(47,164,677)
Total Realized and Unrealized Gain on Investments		$7,203,649

INVESTMENT INCOME (LOSS)
Investment Income
Interest	1,779,532
Dividends (net of withholding taxes of $9,415)	423,329
Securities lending fees	362,208
Other	548,757
Total Investment Income	3,113,826

Operating Expenses
Administrator's fee	2,925,648
Professional fees	346,364
Independent General Partners' fees	60,000
Custody fee and other	184,847
Total Operating Expenses	3,516,859

Net Investment Loss		(403,033)

NET INCOME		$6,800,616

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

(Information Subsequent to December 31, 2004 is Unaudited)

	Per Limited Partners' Unit	Limited Partners	Corporate General Partner	Individual General Partners	Total

YEAR ENDED
DECEMBER 31, 2004:

BALANCE,
DECEMBER 31, 2003		$380,390,677	$23,987,396	$6,949,884	$411,327,957

Capital contributions		40,821,885	-	-	40,821,885
Transfers		15,556	(737,610)	722,054	-
Allocation of net income:
Corporate General
Partner - Performance		-	22,091,939	-	22,091,939
Partners		81,219,840	5,618,404	1,529,511	88,367,755
Repurchases		(19,241,178)	(17,000,000)	(5,000,000)	(41,241,178)

BALANCE,
DECEMBER 31, 2004	$25,000	483,206,780	33,960,129	4,201,449	521,368,358

SIX MONTHS ENDED
JUNE 30, 2005:

Capital contributions		29,131,500	-	-	29,131,500
Transfers		407	(214,660)	214,253	-
Allocation of net loss	$(1,945)	(39,868,520)	(2,625,962)	(343,616)	(42,838,098)
Repurchases		(7,688,980)	-	-	(7,688,980)

BALANCE,
JUNE 30, 2005	$25,000	464,781,187	31,119,507	4,072,086	499,972,780

THREE MONTHS ENDED
SEPTEMBER 30, 2005:

Allocation of net income:
Corporate General
Partner - Performance		-	1,360,123	-	1,360,123
Partners	$2,414	44,880,405	3,004,975	393,211	48,278,591

BALANCE,
SEPTEMBER 30, 2005	$27,414	$509,661,592	$35,484,605	$4,465,297	$549,611,494

See Note 4 for changes in Units outstanding.

See the accompanying Notes to the Financial Statements.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 1 -   GENERAL:

Special Situations Fund III, L.P. (the “Fund”) was organized under the Delaware Revised Uniform Limited Partnership Act on October 18, 1993, and commenced investment operations on January 1, 1994. The Fund is a closed-end interval fund registered under the Investment Company Act of 1940. The Fund shall have perpetual existence unless sooner dissolved as provided for in the Agreement of Limited Partnership (the “Agreement’’).

The Agreement provides for not less than three “Individual General Partners” and a “Corporate General Partner”. The General Partners, as a group, must own not less than one percent (1%) of the Fund’s outstanding Units.

The Corporate General Partner and Investment Adviser is MGP Advisers Limited Partnership (“MGP”), of which the General Partner is AWM Investment Company, Inc. (“AWM”). Austin W. Marxe, an Individual General Partner of the Fund and a limited partner of MGP owns directly and indirectly a majority of MGP and AWM. Mr. Marxe is primarily responsible for managing the Fund’s investments and performing certain administrative services on its behalf.

The Fund seeks long-term capital appreciation by investing primarily in equity securities and securities with equity features of publicly traded companies which possess a technological, market or product niche, which may be, for various reasons, undervalued, or with prospects of going private or being acquired.

On December 31, 2005 a “grandfather” provision which had the effect of allowing the Fund to satisfy a “private placement safe harbor” will expire. This provision has allowed the Fund to be treated as a partnership for federal income tax purposes rather than as a publicly traded partnership, which is generally taxed as a corporation. The Fund is seeking to satisfy a different safe harbor, which in general, would limit semi-annual repurchase offers to a maximum of 5% of Units outstanding per semi-annual period (or 10% per year) and increase the repurchase request deadline from 14 days to 60 days prior to the repurchase pricing date (the “Safe Harbor Amendments”).

The Fund has requested exemptive relief from the Securities and Exchange Commission to permit a one-time exchange tender offer at December 31, 2005 to allow Qualified Purchasers (as defined under the Investment Company Act of 1940) to exchange their units in the Fund for equivalent units in Special Situations Fund III QP, L.P. (a Delaware limited partnership recently formed to be a companion fund to the Fund).

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 1 -   GENERAL (CONTINUED):

A limited partner who is a Qualified Purchaser will have the option to: (i) accept the one-time exchange tender offer, (ii) accept the cash repurchase offer or (iii) remain invested in the Fund (with the expectation that the Fund will adopt the Safe Harbor Amendments). A limited partner who is not a Qualified Purchaser will have the option to: (i) accept the cash repurchase offer or (ii) remain invested in the Fund (with the expectation that the Fund will adopt the Safe Harbor Amendments). A Special Meeting of Partners will be held on November 16, 2005 to vote on these issues.

NOTE 2 -   ACCOUNTING POLICIES:

Securities traded on a securities exchange or on the NASDAQ System are valued at the last reported sales price on the last business day of the reporting period. Securities for which no sale occurred on such day are valued at the average of the highest bid and lowest asked prices on the last trading day. Securities for which market quotations are not available are valued at fair value as determined in good faith by the Individual General Partners. Securities transactions are recorded on trade date. Realized gains and losses on sales of securities are determined using the specific identification cost method. Dividend income is recorded on the ex-dividend date, and interest income is recorded on the accrual basis.

Cash and cash equivalents consist principally of cash balances in a brokerage account.

The Fund entered into an agreement to lend portfolio securities to a qualified borrower in order to earn additional income. The terms of the lending agreement require that loans are secured by cash or securities with an aggregate market value at least equal to a percentage of the market value of the loaned securities agreed upon by the borrower and the Fund (which shall be not less than 100% of the market value of the loaned securities), computed on a daily basis. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to collateral. At September 30, 2005, the value of the loaned securities and corresponding collateral (U.S. Treasury obligations) received was $3,100,760 and $3,163,276, respectively.

The Fund entered into a consulting agreement whereby the consultant will perform management and financial advisory services to companies (“covered investments”) in which the Fund invests. As compensation, the consultant earns ten percent of the appreciation on each covered investment for the agreed upon period. Of this amount, one half is currently payable and the remainder is deferred until a final payment date, as further defined in the consulting agreement.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 2 -   ACCOUNTING POLICIES (CONTINUED):

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -   ALLOCATION OF ACCOUNTING PROFITS AND LOSSES:

Net income is allocated: first, to MGP to the extent of any previous net losses allocated to MGP in excess of the other partners’ capital balances; next, to the partners in proportion to the number of Units held by each to the extent of net losses previously allocated to them; and, thereafter, 80% to the partners in proportion to the number of Units held by each and 20% performance allocation to MGP. If there is a loss for an accounting period, the performance allocation to MGP will not apply to future periods until the loss has been recovered. For purposes of the performance allocation, net income for the three months ended September 30, 2005 was reduced by a loss carryover from June 30, 2005 of $42,838,098.

Net losses are allocated to the partners in proportion to the number of Units held by each, provided, however, that losses in excess of an Individual General Partner’s or a Limited Partner’s capital balance will be allocated to MGP.

NOTE 4 -   PARTNER CAPITAL ACCOUNT TRANSACTIONS:

All net income allocated to partners will be reinvested. In order to maintain a $25,000 price per Unit, the number of Units held by each partner at the close of each fiscal period (generally June 30 and December 31, commencing December 31, 1994), is adjusted to equal the partner’s capital account divided by $25,000.

As of the close of each fiscal period, the Fund will offer to repurchase at least 10% and no more than 25% of the outstanding Units. The repurchase request deadline will generally be June 16 and December 17, of each year.

The Fund has the right to sell additional Units at the beginning of each fiscal period.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 4 -   PARTNER CAPITAL ACCOUNT TRANSACTIONS (CONTINUED):

Changes in Units outstanding are as follows:

	Limited Partners	Corporate General Partner	Individual General Partners	Total

Balance, December 31, 2003	15,215.6271	959.4958	277.9954	16,453.1183
Additional Units sold	1,632.8754	-	-	1,632.8754
Transfers	0.6223	(29.5044)	28.8821	-
Semi-annual adjustments of Units	3,248.7935	1,108.4137	61.1805	4,418.3877
Repurchases	(769.6471)	(680.0000)	(200.0000)	(1,649.6471)

Balance, December 31, 2004	19,328.2712	1,358.4051	168.0580	20,854.7343
Additional Units sold	1,165.2600	-	-	1,165.2600
Transfers	0.0163	(8.5864)	8.5701	-
Semi-annual adjustments of Units	(1,594.7408)	(105.0385)	(13.7446)	(1,713.5239)
Repurchases	(307.5592)	-	-	(307.5592)

Balance, June 30, 2005 and September 30, 2005	18,591.2475	1,244.7802	162.8835	19,998.9112

NOTE 5 -   PURCHASES AND SALES OF SECURITIES:

Purchases and sales of securities for the nine months ended September 30, 2005 aggregated $238,395,903 and $215,891,267, respectively.

NOTE 6 -   INCOME TAXES:

No provision for income taxes has been made in the accompanying financial statements as each partner is individually responsible for reporting income or loss based upon the partner’s respective share of the Fund’s income and expenses reported for income tax purposes.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 7 -   RELATED PARTY TRANSACTIONS:

AWM is the administrator of the Fund. The administrator’s fee is computed monthly at an annual rate of 0.75% of the average net assets.

The Fund pays each Independent General Partner an annual fee of $20,000.

NOTE 8 -   APPROVAL OF ADVISORY CONTRACT:

At a special meeting of the Independent General Partners (“IGPs”) of the Fund, they considered whether to approve the continuation of the existing Investment Advisory Agreement (the “Advisory Agreement”) between the Fund and MGP Advisers Limited Partnership (“MGP”). In addition to the materials the IGPs had reviewed throughout the course of the year, the IGPs received materials relating to the advisory agreement before the meeting and had the opportunity to ask questions and request further information in connection with its consideration.

The approval of the Advisory Agreement and the continuation of MGP as the investment adviser of the Fund is based upon the following findings as well as specific considerations discussed below: (1) that the Advisory Agreement with MGP is in the best interests of the Fund; (2) that the services to be performed by MGP pursuant to the Advisory Agreement are services required for the operation of the Fund; (3) that MGP can provide services the nature and quality of which are at least equal to those provided by others offering the same services; and (4) that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

In determining whether to approve the Advisory Agreement, the IGPs considered various relevant factors, including those discussed below.

Nature, Extent and Quality of Service

In considering the nature, extent and quality of service to the Fund, the IGPs reviewed the Fund’s investment objectives and strategy along with the advisory services provided to the Fund by MGP over both short- and long-term periods. The services provided include investment research, portfolio management and trading. The IGPs took into account the organizational depth and stability of the firm, noting that the Fund managers have considerable investment and trading experience and have managed the Fund since its inception (in 1985). Furthermore, they do not use brokerage commissions to purchase third-party research.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 8 -   APPROVAL OF ADVISORY CONTRACT (CONTINUED):

Investment Performance

The IGPs considered the short- and long-term performance of the Fund, including both lesser and more profitable periods and noted favorable performance over the Fund’s history as compared with relevant market indices.

Costs of Services Provided

The IGPs considered the compensation arrangement with MGP, such that the performance allocation of 20% is customary for the Fund’s peer group. The IGPs also noted the use of a “highwater” mark in determining the profit threshold. The IGPs reviewed the expense ratio of the Fund and determined it fair and reasonable as compared to the Fund’s peer group.

Profits

The IGPs considered the level of MGP’s profits in managing the Fund and concluded that the profit was fair and customary based on the Fund’s peer group.

Economies of Scale

The IGPs, in considering economies of scale, reviewed whether there have been or if there is a potential for the realization of future economies of scale, and whether the Fund’s investors would benefit from such scale. The IGPs noted that the consideration of economies of scale is not a determining factor as it relates to the approval of the Advisory Agreement with MGP.

In considering whether to approve the continuation of the advisory agreement, the IGPs did not weigh any one factor more than another. They concluded that the approval of the agreement was in the best interest of the Fund. The advisory agreement will continue for one year and is renewable by the IGPs after that for successive one year periods.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 9 -   SUPPLEMENTARY FINANCIAL INFORMATION:

	Nine Months Ended September 30,	Year Ended December 31,
	2005	2004	2003	2002	2001	2000

Ratio of investment expenses to average net assets [1,2]	0.00%	0.00%	0.57%	0.03%	0.00%	0.00%

Ratio of operating expenses to average net assets [2]	0.90%	0.84%	1.03%	0.94%	0.89%	0.85%

Ratio of total expenses to average net assets [2]	0.90%	0.84%	1.60%	0.97%	0.89%	0.85%

Ratio of net income (loss) to average net assets [2]	1.73%	23.09%	74.23%	(22.16)%	16.62%	15.19%

Portfolio turnover rate	48.94%	63.46%	52.43%	60.28%	91.33%	102.49%

[1]The investment expenses reflected in the above ratio include, but are not limited to, consulting fees having a direct correlation to the performance of “covered investments”, as further defined in Note 2 herein.

[2] For periods less than one year, ratios have been annualized..

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 10 -   RETURN ON PARTNER INVESTMENT:

At September 30, 2005, the value of a $25,000 investment made at each respective subscription date is as follows:

Subscription Date	Value
January 1, 1994	$216,145
January 1, 1995	197,602
July 1, 1995	174,968
January 1, 1996	145,914
July 1, 1996	110,150
January 1, 1997	104,250
July 1, 1997	98,748
January 1, 1998	87,607
July 1, 1998	89,828
January 1, 1999	99,583
July 1, 1999	91,887
January 1, 2000	59,891
July 1, 2000	51,301
January 1, 2001	52,466
July 1, 2001	45,865
January 1, 2002	45,852
July 1, 2002	52,309
January 1, 2003	56,611
July 1, 2003	43,322
January 1, 2004	30,352
July 1, 2004	28,215
January 1, 2005	25,281
July 1, 2005	27,414

NOTE 11 -  SECURITIES SOLD SHORT:

The Fund is subject to certain inherent risks arising from its activities of selling securities short. The ultimate cost to the Fund to acquire these securities may exceed the liability reflected in the financial statements. In addition, the Fund is required to maintain collateral with the broker to secure these short positions.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 12 - INVESTMENTS IN RESTRICTED AND ILLIQUID SECURITIES:

The Fund has made investments in securities that are not freely tradable due to Securities and Exchange Commission’s regulations. These restricted securities may not be sold except in exempt transactions or when they have become registered under the Securities Act of 1933. Investing in restricted securities generally poses a greater risk than investing in more widely held, publicly traded companies. Restrictions imposed on the sale of these securities and the lack of a secondary market may affect the timing and price obtained for such sales. The following is a list of restricted and illiquid securities valued by the Fund as of September 30, 2005:

Issuer	Type of Security	Acquisition Date	Acquisition Cost	Value	Value as a % of Partners’ Capital
Artisoft, Inc.	Common	9/28/04	$2,667,132	$2,667,132	0.49%
Artisoft, Inc.	Common	9/28/05	1,999,951	1,999,951	0.36%
Isis Pharmaceutical, Inc.	Common	8/24/05	2,125,000	2,125,000	0.39%
Medivation, Inc.	Common	12/17/04	1,500,000	1,500,000	0.27%
Memory Pharmaceuticals Corp.	Common	9/23/05	3,200,000	3,200,000	0.58%
Regeneration Technologies, Inc.	Common	8/29/05	4,104,000	3,921,600	0.71%
Tegal Corporation	Common	9/19/05	4,368,120	4,368,120	0.79%
Verdasys, Inc. Series B 2%	Preferred	9/3/04	2,500,000	3,160,000	0.58%
LocatePlus Holding	Corporate Bond	7/8/05	2,500,000	2,500,000	0.46%
Visual Networks	Corporate Bond	8/9/05	4,191,151	4,191,151	0.76%
Total restricted and illiquid securities			$29,155,354	$29,632,954	5.39%

NOTE 13 - CREDIT RISK CONCENTRATION:

Cash and cash equivalents consist principally of balances held in a custodial account with Banc of America Securities LLC. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Net cash balances and securities in excess of these limits are protected by a guarantee provided by the broker’s parent company, Bank of America Corporation, in the amount of $300,000,000 per account or $1.2 billion in the aggregate.

SPECIAL SITUATIONS FUND III, L.P.
(A Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS

(Information Subsequent to December 31, 2004 is Unaudited)

NOTE 14 - PROXY VOTING (UNAUDITED):

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to its portfolio securities is available (1) without charge, upon request, by calling (212) 207-6500 or (2) on the Securities and Exchange Commission (“SEC”) website at www.sec.gov.

The Fund’s proxy voting record for the most recent 12-month period ended December 31 is available (1) without charge, upon request, by calling (212) 207-6500 or (2) on the SEC’s website at www.sec.gov. Information as of December 31 each year will generally be available by the following March 1.

NOTE 15 - FORM N-Q (UNAUDITED):

The Fund files a complete Portfolio of Investments for the first and third quarters of its fiscal year with the SEC on Form N-Q within 60 days of the end of such fiscal quarter. The Fund’s Form N-Q is available on the SEC’s website at www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 1-800-SEC-0330.